                                                    FREE WRITING PROSPECTUS
                                                    Filed Pursuant to Rule 433
                                                    Registration No. 333-130545


                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF2 (STACK I)

                               MBS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[300,000,000] (APPROXIMATE)
                              Offered Certificates

                             MLMI 2006-AF2 (STACK I)

                       MORTGAGE PASS-THROUGH CERTIFICATES
                      FIXED RATE RESIDENTIAL MORTGAGE LOANS

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                 SELLER/SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                          ABN AMRO MORTGAGE GROUP, INC.
                                    SERVICER

                               OCTOBER [16], 2006

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF2 (STACK I)

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF2 (STACK I)

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                  212-449-3659   scott_soltas@ml.com
Charles Sorrentino            212-449-3659   charles_sorrentino@ml.com
Charles Macintosh             212-449-5320   charles_macintosh@ml.com
William Dorado                212-449-5320   william_dorado@ml.com
Roger Ashworth                212-449-5320   roger_ashworth@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                   212-449-0752   matthew_whalen@ml.com
Paul Park                     212-449-6380   paul_park@ml.com
Tim Loughlin                  212-449-1646   timothy_loughlin@ml.com
Tom Saywell                   212-449-2122   tom_saywell@ml.com
Alan Chan                     212-449-8140   alan_chan@ml.com
Fred Hubert                   212-449-5071   fred_hubert@ml.com
Alice Chu                     212-449-1701   alice_chu@ml.com
Sonia Lee                     212-449-5067   sonia_lee@ml.com
Keith Singletary              212-449-9431   keith_singletary@ml.com
Calvin Look                   212-449-5029   calvin_look@ml.com
Yimin Ge                      212-449-9401   yimin_ge@ml.com
Hoi Yee Leung                 212-449-1901   hoiyee_leung@ml.com
Mark Dereska                  212-449-1008   mark_dereska@ml.com
Paul Fetch                    212-449-1002   Paul_fetch@ml.com

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF2 (STACK I)

DEAL STRUCTURE SUMMARY:

                                  MLMI 2006-AF2
                                    (STACK I)

                                 $[300,000,000]
              (APPROXIMATE OFFERED, SUBJECT TO FINAL COLLATERAL)(1)
                      FIXED RATE RESIDENTIAL MORTGAGE LOANS

                                                                                             EXPECTED
              APPROXIMATE                                                                     RATINGS
              PRINCIPAL OR         WAL     PAYMENT WINDOW   PASS-THROUGH                      (S&P /
 CLASS    NOTIONAL BALANCE(1)   (YRS)(2)     (MONTHS)(2)      RATES(3)      TRANCHE TYPE     MOODY'S)
 -----    -------------------   --------   --------------   ------------   --------------   ----------
AF-1          $285,637,000         4.66        1 - 359          6.25%         Pass-Thru      AAA / Aaa
PO            $  2,213,339         4.74        1 - 359          0.00%      Principal Only    AAA / Aaa
IO(4)         $ 12,508,481         4.95           NA            6.25%       Interest Only    AAA / Aaa
MF-1          $  4,500,000        10.67        1 - 359          6.25%        Subordinate     AA / Aa2
MF-2          $  2,850,000        10.67        1 - 359          6.25%        Subordinate      A / A2
MF-3          $  1,500,000        10.67        1 - 359          6.25%        Subordinate    BBB / Baa2
BF-1(5)       $  1,500,000        10.67        1 - 359          6.25%        Subordinate      BB / NR
BF-2(5)       $  1,050,000        10.67        1 - 359          6.25%        Subordinate      B / NR
BF-3(5)       $    749,661        10.67        1 - 359          6.25%        Subordinate      NR / NR
              ------------
TOTAL         $300,000,000
              ============

(1) The approximate size subject to a permitted variance in the aggregate of plus or minus 10%.

(2) The WAL and Payment Windows for the Certificates are shown assuming all loans are run to maturity at pricing speed of 100% PPC. (8% CPR in month 1, building linearly, (rounded to the nearest hundredth) to 18% CPR in month 12 and thereafter.)

(3) The Pass-Through Rates are described under "Interest Rates" on page 6 of this Free Writing Prospectus.

(4)  Notional Balance.

(5)  Non-offered Certificates.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF2 (STACK I)

SPONSOR AND SELLER:         Merrill Lynch Mortgage Lending

DEPOSITOR:                  Merrill Lynch Mortgage Investors, Inc.

ISSUING ENTITY:             Merrill Lynch Mortgage Investors Trust 2006-AF2

LEAD MANAGER:               Merrill Lynch, Pierce, Fenner & Smith Incorporated.

TRUSTEE:                    HSBC Bank USA, N.A.

MASTER SERVICER AND
SECURITIES ADMINISTRATOR:   Wells Fargo Bank, N.A.

SERVICER:                   ABN AMRO Mortgage Group, Inc.

ORIGINATOR:                 ABN AMRO Mortgage Group, Inc.

RATING AGENCIES:            S&P and Moody's will rate all of the Senior
                            Certificates and Mezzanine Certificates. S&P will
                            rate the Class BF-1 and Class BF-2 Certificates.

CUT-OFF DATE:               October 1, 2006.

CLOSING DATE:               On or about October [31], 2006.

DISTRIBUTION DATES:         The 25th day of each month (or if not a business
                            day, the next succeeding business day), commencing
                            in November 2006.

STACKS: The assets of the Issuing Entity will consist primarily of two separate stacks of Mortgage Loans, "Stack I" and "Stack II". The certificates described herein relate solely to Stack I.

CERTIFICATES:               The Certificates relating to the Stack I Mortgage
                            Loans are as follows: the "Senior Certificates" will
                            consist of the Class AF-1 Certificates. The
                            "Mezzanine Certificates" will consist of the Class
                            MF-1, Class MF-2 and Class MF-3 Certificates. The
                            "Subordinate Certificates" will consist of the Class
                            BF-1, Class BF-2 and Class BF-3 Certificates. The
                            Senior Certificates, Class PO Certificates, Class IO
                            Certificates, Mezzanine Certificates and the
                            Subordinate Certificates are collectively referred
                            to herein as the "Certificates". Only the Senior,
                            Class IO, Class PO and Mezzanine Certificates
                            (collectively, the "Offered Certificates") are being
                            offered publicly.

REGISTRATION:               The Offered Certificates will be made available in
                            book-entry form through DTC, and upon request only,
                            through Clearstream, Luxembourg and the Euroclear
                            system.

FEDERAL TAX TREATMENT:      It is anticipated that, for federal income tax
                            purposes, the Offered Certificates will represent
                            ownership of REMIC regular interests.

ERISA ELIGIBILITY:          The Offered Certificates are expected to be ERISA
                            eligible. Prospective investors should review with
                            their legal advisors whether the purchase and
                            holding of any of the Offered Certificates could
                            give rise to a transaction prohibited or not
                            otherwise permissible under ERISA or other similar
                            laws.

SMMEA TREATMENT:            The Senior Certificates and the Class MF-1
                            Certificates will be "mortgage related securities"
                            for purposes of the Secondary Mortgage Market
                            Enhancement Act of 1984.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF2 (STACK I)

CLEAN-UP CALL:              The terms of the transaction allow for an optional
                            termination after and auction of Stack I's assets
                            and retirement of the Certificates on the date (the
                            "Clean-Up Call Date") on which the aggregate
                            principal balance of the Mortgage Loans is equal to
                            10% or less of the aggregate principal balance of
                            the Mortgage Loans as of the Cut-off Date.

PRICING PREPAYMENT SPEED:   The Offered Certificates will be priced to a
                            prepayment speed of 100% PPC. (8% CPR in month 1,
                            building linearly, (rounded to the nearest
                            hundredth) to 18% CPR in month 12 and thereafter).

MORTGAGE LOANS:             Stack I of the trust will consist of one group of
                            approximately 629 fixed rate, prime mortgage loans
                            secured by first liens on one- to four-family
                            residential properties. The information on the Stack
                            I Mortgage Loans described herein (the "Mortgage
                            Loans") is based on a statistical pool of Mortgage
                            Loans with an approximate aggregate principal
                            balance of $329,512,121 as of September 1, 2006 (the
                            "Statistical Calculation Date"). The final mortgage
                            pool will reflect the principal balances of the
                            mortgage loans as of the Cut-Off Date as well as any
                            mortgages that may be added or removed from the
                            mortgage pool. The statistical distribution of the
                            characteristics in the final mortgage pool as of the
                            closing date will vary from the statistical
                            distribution of such characteristics set forth
                            herein, although such variance will not be material.
                            As of the Cut-off Date, the expected aggregate
                            principal balance of the Mortgage Loans will be
                            approximately $300,000,000.

                            Approximately 29.70% of the Mortgage Loans are scheduled to pay interest only for the first ten years. All Mortgage Loans were generally originated in accordance with the related underwriting guidelines to be specified in the prospectus supplement.

DELAY DAYS:                 24 days

ACCRUAL PERIOD:             The interest accrual period for the Certificates for
                            each Distribution Date will be the calendar month
                            immediately preceding the month in which the
                            Distribution Date occurs on a 30/360 basis.

ACCRUED INTEREST:           Assuming a Closing Date of October 31, 2006, the
                            Certificates will settle with [30] days of accrued
                            interest.

DISCOUNT MORTGAGE LOAN:     Any Mortgage Loan with a Net Mortgage Rate less than
                            6.25%.

NON-DISCOUNT MORTGAGE
LOAN:                       Any Mortgage Loan which is not a Discount Mortgage
                            Loan.

NET MORTGAGE RATE:          With respect to any Mortgage Loan, the mortgage rate
                            thereon minus the applicable servicing fee rate.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF2 (STACK I)

PO PERCENTAGE:              For each Discount Mortgage Loan on any Distribution
                            Date, the percentage equivalent of a fraction, the
                            numerator of which is 6.25% minus the Net Mortgage
                            Rate for such Discount Mortgage Loans and the
                            denominator of which is 6.25%.

INTEREST RATES:             The Senior Certificates, Mezzanine Certificates and
                            the Subordinate Certificates will accrue interest at
                            a fixed rate of 6.25%.

                            The Class IO Certificates will accrue interest at a fixed rate of 6.25%. The notional balance will be equal to (1) the product of (a) the weighted average of the net mortgage rates of the Non-Discount
                            Mortgage Loans minus 6.25% and (b) the principal balance of the Non-Discount Mortgage Loans divided by (2) 6.25%.

NON-PO PRINCIPAL
DISTRIBUTION AMOUNT:        On any Distribution Date, the sum of (1) the product
                            of (a) the Senior Percentage and (b) the Non-PO
                            Percentage of scheduled principal collections and
                            (2) the product of (a) the Senior Prepayment
                            Percentage and (b) the Non-PO Percentage of
                            unscheduled principal collections.

SUBORDINATE PRINCIPAL
DISTRIBUTION AMOUNT:        On any Distribution Date, the sum of (1) the product
                            of (a) the Subordinate Percentage and (b) the Non-PO
                            Percentage of scheduled principal collections and
                            (2) the product of (a) the Subordinate Prepayment
                            Percentage and (b) the Non-PO Percentage of
                            unscheduled principal collections.

SENIOR PERCENTAGE:          On any Distribution Date, the percentage equivalent
                            of a fraction, the numerator of which is the sum of
                            the certificate principal balance of the Senior
                            Certificates (other than the Class PO Certificates)
                            immediately prior to that Distribution Date, and the
                            denominator of which is the aggregate of (1) the
                            principal balance of each Mortgage Loan multiplied
                            by (2) the applicable Non-PO Percentage immediately
                            prior to that Distribution Date.

SUBORDINATE PERCENTAGE:     On any Distribution Date, 100% minus the Senior
                            Percentage on such Distribution Date.

CLASS PO PRINCIPAL
DISTRIBUTION AMOUNT:        On any Distribution Date, the sum of (1) the PO
                            Percentage of scheduled principal collections  in
                            respect of Discount Mortgage Loans and (2) the PO
                            Percentage of unscheduled principal collections in
                            respect of Discount Mortgage Loans.

NON-PO PERCENTAGE:          For each Discount Mortgage Loan on any Distribution
                            Date, the percentage equivalent of a fraction, the
                            numerator of which is the applicable Net Mortgage
                            Rate for such Discount Mortgage Loans and the
                            denominator of which is 6.25%. For any Non-Discount
                            Mortgage Loan, 100%.

SENIOR PREPAYMENT
PERCENTAGE:                 On any Distribution Date, the sum of (1) the Seniore
                            Percentage and (2) the product of (a) 100% minus th
                            Shift Percentage for such Distribution Date
                            multiplied by (b) the Subordinate Percentage for
                            such Distribution Date.

SUBORDINATE PREPAYMENT
PERCENTAGE:                 On any Distribution Date, 100% minus the Senior
                            Prepayment Percentage for such loan group.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF2 (STACK I)

SHIFTING INTEREST:          For any Distribution Date occurring during the five
                            years beginning on the first Distribution Date, the
                            Mezzanine Certificates and Subordinate Certificates
                            will be locked out from receipt of all unscheduled
                            principal (unless the Senior Certificates are paid
                            down to zero). After such time and subject to
                            standard collateral performance triggers (to be
                            described in the prospectus supplement), the
                            Mezzanine Certificates and Subordinate Certificates
                            will receive an increasing portion of unscheduled
                            principal prepayments.

                            The prepayment percentages on the Mezzanine
                            Certificates and Subordinate Certificates are as follows:

                                                             PREPAYMENT SHIFT
                            DISTRIBUTION DATES                  PERCENTAGE
                            ------------------             -------------------
                            November 2006 - October 2011     0% Pro Rata Share
                            November 2011 - October 2012    30% Pro Rata Share
                            November 2012 - October 2013    40% Pro Rata Share
                            November 2013 - October 2014    60% Pro Rata Share
                            November 2014 - October 2015    80% Pro Rata Share
                            November 2015 and after        100% Pro Rata Share

                            Any principal not allocated to the Mezzanine
                            Certificates and Subordinate Certificates will be allocated to the Senior Certificates.

ALLOCATION OF
REALIZED LOSSES:            Any realized losses (other then the PO Percentage of
                            such realized losses) on the Mortgage Loans will be
                            allocated as follows: first, to the Subordinate
                            Certificates in reverse order of their numerical
                            Class designations, in each case until the
                            respective certificate principal balance has been
                            reduced to zero; second, to the Mezzanine
                            Certificates in reverse order of their numerical
                            Class designations, in each case until the
                            respective certificate principal balance has been
                            reduced to zero; and third to the Senior
                            Certificates until the Certificate Principal Balance
                            has been reduced to zero. The Class PO Certificates
                            will be reimbursed for any realized losses allocated
                            to such class from amounts payable to the Mezzanine
                            and Subordinate Certificates

CERTIFICATES' PRIORITY OF
DISTRIBUTIONS:              Distributions on the Certificates will be made on
                            each Distribution Date from available interest and
                            principal collections received during the related
                            due period on the Mortgage Loans in the following
                            order of priority:

                            1)   To the Senior Certificates and Class IO
                                 Certificates, accrued and unpaid interest at the respective Interest Rate;

                            2)   To the Class PO Certificates, the Class PO
                                 Principal Distribution Amount;

                            3)   To the Senior Certificates, until the
                                 respective Certificate Principal Balance of each such class is reduced to zero, all principal received with respect to the Mortgage
                                 Loans (other than any portion of such principal distributable to the Mezzanine and Subordinate
                                 Certificates pursuant to (4) below).

                            4)   Sequentially to the Class MF-1, Class MF-2,
                                 Class MF-3, Class BF-1, Class BF-2 and Class
                                 BF-3 Certificates, in that order, in each case up to an amount equal to and in the following order, (i) first, accrued and unpaid interest at the respective Interest Rate and (ii) second, such Class' pro-rata share of principal as described under "Shifting Interest" above, until their respective certificate principal balances are reduced to zero.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF2 (STACK I)

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                      ORIGINAL   REMAINING     ORIGINAL       REMAINING    INTEREST    INTEREST
 CUT-OFF DATE    CURRENT      NET      TERM TO    TERM TO    AMORTIZATION   AMORTIZATION     ONLY        ONLY
  PRINCIPAL     MORTGAGE   MORTGAGE   MATURITY    MATURITY       TERM           TERM       ORIGINAL   REMAINING
 BALANCE ($)    RATE (%)   RATE (%)   (MONTHS)    (MONTHS)   (MONTHS) (1)   (MONTHS) (1)   (MONTHS)    (MONTHS)
-------------   --------   --------   --------   ---------   ------------   ------------   --------   ---------
 2,024,752.77     5.625      5.375       360        353           360            353            0          0
 6,442,645.64     5.846      5.596       360        354           360            354            0          0
 6,483,097.40     6.073      5.823       360        356           360            356            0          0
25,307,160.13     6.337      6.087       360        356           360            356            0          0
54,507,039.69     6.562      6.312       360        356           360            356            0          0
80,824,900.07     6.811      6.561       360        357           360            357            0          0
23,083,072.62     7.027      6.777       360        358           360            358            0          0
12,234,356.08     7.250      7.000       360        358           360            358            0          0
   910,436.92     6.125      5.875       360        359           240            240          120        119
 2,983,498.72     6.290      6.040       360        357           240            240          120        117
18,016,606.68     6.589      6.339       360        358           240            240          120        118
46,639,960.70     6.821      6.571       360        358           240            240          120        118
16,508,326.59     7.028      6.778       360        358           240            240          120        118
 4,034,145.99     7.250      7.000       360        358           240            240          120        118

(1)  LESS IO TERM.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF2 (STACK I)

                              TOTAL MORTGAGE LOANS

Total Current Balance:   $329,512,121
Total Number of Loans:            629

                           Average or
                        Weighted Average
                               (1)           Minimum       Maximum
                        ----------------   ----------   -------------
Current Balance           $523,866.65      $50,000.00   $2,223,935.27
Original Balance          $525,384.51      $50,000.00   $2,236,000.00
Loan Rate                       6.714%          5.625%          7.250%
Servicing Fee                   0.250%          0.250%          0.250%
Net Loan Rate                   6.464%          5.375%          7.000%
Original LTV                    71.96%          12.12%          95.00%
Effective LTV                   71.96%          12.12%          95.00%
Credit Score (3)                  736             612             816
Original Term (mos)               360             360             360
Remaining Term (mos)              357             345             359
Seasoning (mos)                     3               1              15
IO Original Term (2)              120             120             120
IO Remaining Term (2)             118             115             119

Top State Concentrations (1)   CA(20.31%),IL(12.02%),NY(11.77%),FL(8.25%),TX(5.42%)

First Pay Date   08/01/2005   10/01/2006
Maturity Date    07/01/2035   09/01/2036

(1)  Based on current balances.

(2)  For Interest-Only loans.

(3)  For loans with Credit Scores.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF2 (STACK I)

PRODUCT TYPE

                                                      % OF
                                                   AGGREGATE
                                                   PRINCIPAL
                                      AGGREGATE     BALANCE                          AVERAGE
                                      PRINCIPAL   OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                          NUMBER OF    BALANCE       AS OF      AVERAGE   AVERAGE    BALANCE     AVERAGE  PERCENT
                           MORTGAGE  OUTSTANDING  THE CUT-OFF   COUPON    CREDIT   OUTSTANDING  ORIGINAL    FULL
PRODUCT TYPE                LOANS        ($)          DATE        (%)      SCORE       ($)       LTV (%)  DOC (%)
------------              ---------  -----------  -----------  --------  --------  -----------  --------  -------
Fixed 30 Year                472     231,654,737      70.30      6.675      732      490,794      72.27    61.69
Fixed 30 Year IO             157      97,857,385      29.70      6.807      746      623,295      71.21    66.80
                             ---     -----------     ------      -----      ---      -------      -----    -----
TOTAL:                       629     329,512,121     100.00      6.714      736      523,867      71.96    63.21
                             ===     ===========     ======      =====      ===      =======      =====    =====

AMORTIZATION TYPE

                                                      % OF
                                                   AGGREGATE
                                                   PRINCIPAL
                                      AGGREGATE     BALANCE                          AVERAGE
                                      PRINCIPAL   OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                          NUMBER OF    BALANCE       AS OF      AVERAGE   AVERAGE    BALANCE     AVERAGE  PERCENT
                           MORTGAGE  OUTSTANDING  THE CUT-OFF   COUPON    CREDIT   OUTSTANDING  ORIGINAL    FULL
AMORTIZATION TYPE           LOANS        ($)          DATE        (%)      SCORE       ($)       LTV (%)  DOC (%)
-----------------         ---------  -----------  -----------  --------  --------  -----------  --------  -------
Interest Only                157      97,857,385      29.70      6.807      746      623,295      71.21    66.80
Principal and Interest       472     231,654,737      70.30      6.675      732      490,794      72.27    61.69
                             ---     -----------     ------      -----      ---      -------      -----    -----
TOTAL:                       629     329,512,121     100.00      6.714      736      523,867      71.96    63.21
                             ===     ===========     ======      =====      ===      =======      =====    =====

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                      % OF
                                                   AGGREGATE
                                                   PRINCIPAL
                                      AGGREGATE     BALANCE                          AVERAGE
                                      PRINCIPAL   OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
RANGE OF CUT-OFF DATE     NUMBER OF    BALANCE       AS OF      AVERAGE   AVERAGE    BALANCE     AVERAGE  PERCENT
STATED PRINCIPAL           MORTGAGE  OUTSTANDING  THE CUT-OFF   COUPON    CREDIT   OUTSTANDING  ORIGINAL    FULL
BALANCES ($)                LOANS        ($)          DATE        (%)      SCORE       ($)       LTV (%)  DOC (%)
---------------------     ---------  -----------  -----------  --------  --------  -----------  --------  -------
0.01 to 100,000.00            11         804,753       0.24      7.176      714        73,159     80.07     11.41
100,000.01 to 200,000.00      69      10,543,716       3.20      6.925      701       152,807     79.36      4.21
200,000.01 to 300,000.00      47      11,613,018       3.52      6.873      704       247,085     80.12      2.14
300,000.01 to 400,000.00      26       9,183,416       2.79      6.751      692       353,208     76.29      8.08
400,000.01 to 500,000.00     149      69,083,078      20.97      6.742      731       463,645     73.44     66.18
500,000.01 to 600,000.00     146      80,744,729      24.50      6.678      738       553,046     74.54     77.01
600,000.01 to 700,000.00      80      52,005,374      15.78      6.679      738       650,067     70.48     68.82
700,000.01 to 800,000.00      42      31,716,108       9.63      6.735      753       755,145     71.22     75.81
800,000.01 to 900,000.00      16      13,678,859       4.15      6.585      725       854,929     69.99     49.84
900,000.01 to
   1,000,000.00               32      31,277,307       9.49      6.677      750       977,416     66.42     56.16
1,000,000.01 to
   1,100,000.00                1       1,050,000       0.32      6.625      816     1,050,000     63.64      0.00
1,100,000.01 to
   1,200,000.00                1       1,190,800       0.36      6.750      717     1,190,800     65.00      0.00
1,200,000.01 to
   1,300,000.00                1       1,260,000       0.38      7.125      777     1,260,000     57.27    100.00
1,400,000.01 to
   1,500,000.00                1       1,488,707       0.45      6.875      763     1,488,707     80.00    100.00
1,500,000.01 to
   2,000,000.00                6      11,648,320       3.54      6.893      754     1,941,387     58.32     82.83
2,000,000.01 to
   2,500,000.00                1       2,223,935       0.67      5.625      743     2,223,935     50.25    100.00
                             ---     -----------     ------      -----      ---     ---------     -----    ------
TOTAL:                       629     329,512,121     100.00      6.714      736       523,867     71.96     63.21
                             ===     ===========     ======      =====      ===     =========     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF2 (STACK I)

CURRENT MORTGAGE RATES

                                                      % OF
                                                   AGGREGATE
                                                   PRINCIPAL
                                      AGGREGATE     BALANCE                          AVERAGE
                                      PRINCIPAL   OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                          NUMBER OF    BALANCE       AS OF      AVERAGE   AVERAGE    BALANCE     AVERAGE  PERCENT
RANGE OF CURRENT           MORTGAGE  OUTSTANDING  THE CUT-OFF   COUPON    CREDIT   OUTSTANDING  ORIGINAL    FULL
MORTGAGE RATES (%)          LOANS        ($)          DATE        (%)      SCORE       ($)       LTV (%)  DOC (%)
------------------        ---------  -----------  -----------  --------  --------  -----------  --------  -------
5.501 to 5.750                 4       3,858,544       1.17      5.678      744      964,636      53.83    87.31
5.751 to 6.000                15       8,388,720       2.55      5.919      724      559,248      68.89    80.33
6.001 to 6.250                26      15,760,119       4.78      6.209      746      606,158      70.22    77.83
6.251 to 6.500               101      56,279,696      17.08      6.454      739      557,225      71.41    74.34
6.501 to 6.750               202     111,424,210      33.81      6.701      743      551,605      72.74    65.52
6.751 to 7.000               205     106,460,364      32.31      6.915      728      519,319      72.00    55.47
7.001 to 7.250                76      27,340,467       8.30      7.207      729      359,743      74.21    43.89
                             ---     -----------     ------      -----      ---      -------      -----    -----
TOTAL:                       629     329,512,121     100.00      6.714      736      523,867      71.96    63.21
                             ===     ===========     ======      =====      ===      =======      =====    =====

REMAINING TERM

                                                      % OF
                                                   AGGREGATE
                                                   PRINCIPAL
                                      AGGREGATE     BALANCE                          AVERAGE
                                      PRINCIPAL   OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                          NUMBER OF    BALANCE       AS OF      AVERAGE   AVERAGE    BALANCE     AVERAGE  PERCENT
RANGE OF                   MORTGAGE  OUTSTANDING  THE CUT-OFF   COUPON    CREDIT   OUTSTANDING  ORIGINAL    FULL
REMAINING TERM (MONTHS)     LOANS        ($)          DATE        (%)      SCORE       ($)       LTV (%)  DOC (%)
-----------------------   ---------  -----------  -----------  --------  --------  -----------  --------  -------
337 to 348                     2         309,497       0.09      6.433      671      154,748      94.96    100.00
349 to 360                   627     329,202,624      99.91      6.715      736      525,044      71.93     63.17
                             ---     -----------     ------      -----      ---      -------      -----    ------
TOTAL:                       629     329,512,121     100.00      6.714      736      523,867      71.96     63.21
                             ===     ===========     ======      =====      ===      =======      =====    ======

ORIGINAL LOAN-TO-VALUE RATIOS

                                                      % OF
                                                   AGGREGATE
                                                   PRINCIPAL
                                      AGGREGATE     BALANCE                          AVERAGE
                                      PRINCIPAL   OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                          NUMBER OF    BALANCE       AS OF      AVERAGE   AVERAGE    BALANCE     AVERAGE  PERCENT
RANGE OF ORIGINAL          MORTGAGE  OUTSTANDING  THE CUT-OFF   COUPON    CREDIT   OUTSTANDING  ORIGINAL    FULL
LOAN-TO-VALUE RATIOS (%)    LOANS        ($)          DATE        (%)      SCORE       ($)       LTV (%)  DOC (%)
------------------------  ---------  -----------  -----------  --------  --------  -----------  --------  -------
10.01 to 20.00                 3         814,840       0.25      6.604      728      271,613      18.84      0.00
20.01 to 30.00                 3       2,055,324       0.62      6.716      707      685,108      24.60    100.00
30.01 to 40.00                 9       4,312,513       1.31      6.690      722      479,168      36.92     46.01
40.01 to 50.00                19      13,091,891       3.97      6.635      749      689,047      45.03     66.71
50.01 to 60.00                50      38,306,599      11.63      6.609      744      766,132      55.97     67.77
60.01 to 70.00                82      52,630,830      15.97      6.740      736      641,839      66.31     56.51
70.01 to 75.00                59      36,867,609      11.19      6.687      735      624,875      73.65     58.63
75.01 to 80.00               362     170,229,795      51.66      6.735      736      470,248      79.44     66.98
80.01 to 85.00                 3       1,154,166       0.35      6.816      668      384,722      84.11     86.24
85.01 to 90.00                14       5,040,974       1.53      6.843      709      360,070      89.65     38.25
90.01 to 95.00                25       5,007,579       1.52      6.841      712      200,303      94.76     24.80
                             ---     -----------     ------      -----      ---      -------      -----    ------
TOTAL:                       629     329,512,121     100.00      6.714      736      523,867      71.96     63.21
                             ===     ===========     ======      =====      ===      =======      =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF2 (STACK I)

CREDIT SCORES

                                                      % OF
                                                   AGGREGATE
                                                   PRINCIPAL
                                      AGGREGATE     BALANCE                          AVERAGE
                                      PRINCIPAL   OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                          NUMBER OF    BALANCE       AS OF      AVERAGE   AVERAGE    BALANCE     AVERAGE  PERCENT
                           MORTGAGE  OUTSTANDING  THE CUT-OFF   COUPON    CREDIT   OUTSTANDING  ORIGINAL    FULL
RANGE OF CREDIT SCORES      LOANS        ($)          DATE        (%)      SCORE       ($)       LTV (%)  DOC (%)
----------------------    ---------  -----------  -----------  --------  --------  -----------  --------  -------
601 to 625                     6       3,200,880       0.97      6.741      617      533,480      72.58    96.25
626 to 650                    17       7,271,097       2.21      6.662      643      427,712      72.46    90.61
651 to 675                    56      25,825,967       7.84      6.731      663      461,178      71.49    61.16
676 to 700                   128      51,320,688      15.57      6.748      688      400,943      74.29    55.56
701 to 725                   111      50,301,415      15.27      6.730      713      453,166      72.93    47.16
726 to 750                    85      48,262,235      14.65      6.706      739      567,791      70.44    59.59
751 to 775                    85      56,567,604      17.17      6.741      763      665,501      71.19    58.36
776 to 800                   105      65,980,678      20.02      6.684      788      628,387      71.03    81.63
801 to 825                    36      20,781,558       6.31      6.631      807      577,265      72.69    71.90
                             ---     -----------     ------      -----      ---      -------      -----    -----
TOTAL:                       629     329,512,121     100.00      6.714      736      523,867      71.96    63.21
                             ===     ===========     ======      =====      ===      =======      =====    =====


    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF2 (STACK I)

GEOGRAPHIC AREA

                                         AGGREGATE       % OF AGGREGATE               WEIGHTED      AVERAGE      WEIGHTED
                          NUMBER OF      PRINCIPAL     PRINCIPAL BALANCE   WEIGHTED    AVERAGE     PRINCIPAL      AVERAGE  PERCENT
                           MORTGAGE       BALANCE      OUTSTANDING AS OF    AVERAGE    CREDIT       BALANCE      ORIGINAL    FULL
GEOGRAPHIC AREA             LOANS     OUTSTANDING ($)   THE CUT-OFF DATE  COUPON (%)    SCORE   OUTSTANDING ($)   LTV (%)  DOC (%)
---------------           ---------  ----------------  -----------------  ----------  --------  ---------------  --------  -------
Alabama                       15          7,407,716            2.25          6.724       728         493,848       77.59     94.65
Arizona                       20         11,926,872            3.62          6.667       720         596,344       72.19     90.13
California                   109         66,931,762           20.31          6.623       743         614,053       68.82     65.99
Colorado                      10          6,478,436            1.97          6.882       735         647,844       64.45     54.49
Connecticut                    1            231,469            0.07          6.375       716         231,469       79.99      0.00
Delaware                       1             61,653            0.02          7.250       723          61,653       95.00      0.00
Florida                       50         27,168,642            8.25          6.790       738         543,373       70.66     73.70
Georgia                       27         14,801,567            4.49          6.737       757         548,206       70.78     52.44
Hawaii                         1            875,947            0.27          6.625       750         875,947       65.00      0.00
Illinois                      74         39,607,176           12.02          6.735       737         535,232       70.29     62.73
Indiana                        3            804,278            0.24          6.762       717         268,093       73.63     61.85
Iowa                           4          2,470,010            0.75          6.656       747         617,502       78.07     21.05
Kansas                         3          1,363,556            0.41          6.995       703         454,519       79.45      0.00
Kentucky                       3          1,510,959            0.46          6.372       720         503,653       77.17    100.00
Louisiana                      3          1,688,573            0.51          6.374       752         562,858       70.14     68.02
Maine                          1            750,000            0.23          7.125       712         750,000       60.48      0.00
Maryland                      11          6,051,969            1.84          6.712       713         550,179       77.09     65.68
Massachusetts                  4          2,105,172            0.64          6.585       702         526,293       78.27     58.00
Michigan                      25          7,858,424            2.38          6.903       730         314,337       75.93     39.85
Minnesota                     12          5,141,168            1.56          6.677       733         428,431       72.60     57.06
Mississippi                    1            488,384            0.15          6.625       762         488,384       95.00    100.00
Missouri                       7          3,287,790            1.00          6.613       769         469,684       68.84     93.12
Montana                        3          1,258,391            0.38          6.797       703         419,464       80.00     79.36
Nebraska                       1            143,585            0.04          6.500       677         143,585       95.00    100.00
Nevada                         4          2,127,544            0.65          6.843       708         531,886       77.92     52.68
New Hampshire                  2            952,288            0.29          7.005       722         476,144       83.76     50.96
New Jersey                    10          5,671,520            1.72          6.860       707         567,152       75.07     50.46
New Mexico                     6          2,050,083            0.62          6.844       723         341,681       71.53     24.85
New York                      78         38,777,009           11.77          6.745       739         497,141       73.50     39.25
North Carolina                10          5,421,219            1.65          6.597       760         542,122       71.92     81.29
Ohio                           8          3,037,431            0.92          6.407       736         379,679       77.06     53.63
Oklahoma                       3          2,060,179            0.63          6.663       734         686,726       66.31     55.14
Oregon                         5          2,517,124            0.76          6.748       741         503,425       75.86     62.61
Pennsylvania                  10          5,376,040            1.63          6.756       733         537,604       68.57     63.37
South Carolina                 2          2,574,320            0.78          6.903       753       1,287,160       54.86    100.00
South Dakota                   1            544,800            0.17          6.750       671         544,800       80.00    100.00
Tennessee                      8          4,237,631            1.29          6.659       746         529,704       67.56     89.84
Texas                         43         17,847,512            5.42          6.676       714         415,058       78.83     75.29
Utah                           2            984,645            0.30          7.048       728         492,323       72.91     53.83
Vermont                        1            460,000            0.14          7.000       754         460,000       80.00      0.00
Virginia                      14          6,843,245            2.08          6.652       735         488,803       74.66     81.83
Washington                    26         14,045,235            4.26          6.756       729         540,201       73.94     63.21
Wisconsin                      6          3,045,798            0.92          6.907       747         507,633       79.73     75.51
Wyoming                        1            525,000            0.16          6.750       808         525,000       42.00    100.00
                             ---        -----------          ------          -----       ---       ---------       -----    ------
TOTAL:                       629        329,512,121          100.00          6.714       736         523,867       71.96     63.21
                             ===        ===========          ======          =====       ===       =========       =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF2 (STACK I)

OCCUPANCY TYPE


                                         AGGREGATE       % OF AGGREGATE               WEIGHTED      AVERAGE      WEIGHTED
                          NUMBER OF      PRINCIPAL     PRINCIPAL BALANCE   WEIGHTED    AVERAGE     PRINCIPAL      AVERAGE  PERCENT
                           MORTGAGE       BALANCE      OUTSTANDING AS OF    AVERAGE    CREDIT       BALANCE      ORIGINAL    FULL
OCCUPANCY TYPE              LOANS     OUTSTANDING ($)   THE CUT-OFF DATE  COUPON (%)    SCORE   OUTSTANDING ($)   LTV (%)  DOC (%)
--------------            ---------  ----------------  -----------------  ----------  --------  ---------------  --------  -------
Primary                      582        299,086,984           90.77          6.707       734        513,895        72.19     61.94
Second Home                   42         28,790,068            8.74          6.777       754        685,478        69.09     74.25
Investment                     5          1,635,069            0.50          6.976       790        327,014        80.00    100.00
                             ---        -----------          ------          -----       ---        -------        -----    ------
TOTAL:                       629        329,512,121          100.00          6.714       736        523,867        71.96     63.21
                             ===        ===========          ======          =====       ===        =======        =====    ======

PROPERTY TYPE

                                         AGGREGATE       % OF AGGREGATE               WEIGHTED      AVERAGE      WEIGHTED
                          NUMBER OF      PRINCIPAL     PRINCIPAL BALANCE   WEIGHTED    AVERAGE     PRINCIPAL      AVERAGE  PERCENT
                           MORTGAGE       BALANCE      OUTSTANDING AS OF    AVERAGE    CREDIT       BALANCE      ORIGINAL    FULL
PROPERTY TYPE               LOANS     OUTSTANDING ($)   THE CUT-OFF DATE  COUPON (%)    SCORE   OUTSTANDING ($)   LTV (%)  DOC (%)
-------------             ---------  ----------------  -----------------  ----------  --------  ---------------  --------  -------
Single Family Detached       393        203,980,979           61.90          6.714       735        519,036        71.70    61.77
Deminimis PUD                106         63,695,241           19.33          6.721       737        600,898        71.65    69.25
Condo - Low Rise <5
   floors                     41         18,878,819            5.73          6.768       755        460,459        73.81    67.20
Condo - High Rise >8
   floors                     24         15,295,345            4.64          6.711       762        637,306        71.82    91.26
Single Family Residence       34         12,448,884            3.78          6.727       699        366,144        73.12    41.53
2 Family                      16          8,182,878            2.48          6.576       733        511,430        72.28    19.25
PUD                            8          4,537,581            1.38          6.503       713        567,198        77.82    94.52
Single Family Attached         5          1,794,564            0.54          6.979       695        358,913        75.51     0.00
3-4 Family                     2            697,830            0.21          7.078       760        348,915        56.96    68.78
                             ---        -----------          ------          -----       ---        -------        -----    -----
TOTAL:                       629        329,512,121          100.00          6.714       736        523,867        71.96    63.21
                             ===        ===========          ======          =====       ===        =======        =====    =====

LOAN PURPOSE

                                         AGGREGATE       % OF AGGREGATE               WEIGHTED      AVERAGE      WEIGHTED
                          NUMBER OF      PRINCIPAL     PRINCIPAL BALANCE   WEIGHTED    AVERAGE     PRINCIPAL      AVERAGE  PERCENT
                           MORTGAGE       BALANCE      OUTSTANDING AS OF    AVERAGE    CREDIT       BALANCE      ORIGINAL    FULL
LOAN PURPOSE                LOANS     OUTSTANDING ($)   THE CUT-OFF DATE  COUPON (%)    SCORE   OUTSTANDING ($)   LTV (%)  DOC (%)
------------              ---------  ----------------  -----------------  ----------  --------  ---------------  --------  -------
Purchase                     350        186,792,041           56.69          6.712       748        533,692        75.07    65.42
Refinance - Rate Term        126         76,110,213           23.10          6.678       728        604,049        66.57    57.55
Refinance - Cashout          153         66,609,867           20.21          6.762       710        435,359        69.38    63.46
                             ---        -----------          ------          -----       ---        -------        -----    -----
TOTAL:                       629        329,512,121          100.00          6.714       736        523,867        71.96    63.21
                             ===        ===========          ======          =====       ===        =======        =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF2 (STACK I)

LOAN DOCUMENTATION

                                         AGGREGATE       % OF AGGREGATE               WEIGHTED      AVERAGE      WEIGHTED
                          NUMBER OF      PRINCIPAL     PRINCIPAL BALANCE   WEIGHTED    AVERAGE     PRINCIPAL      AVERAGE  PERCENT
                           MORTGAGE       BALANCE      OUTSTANDING AS OF    AVERAGE    CREDIT       BALANCE      ORIGINAL    FULL
LOAN DOCUMENTATION          LOANS     OUTSTANDING ($)   THE CUT-OFF DATE  COUPON (%)    SCORE   OUTSTANDING ($)   LTV (%)  DOC (%)
------------------        ---------  ----------------  -----------------  ----------  --------  ---------------  --------  -------
Stated                       257        102,407,841           31.08          6.790       726        398,474        72.75      0.00
FULL/ALT                     339        208,270,841           63.21          6.669       740        614,368        71.88    100.00
SISA                          33         18,833,439            5.72          6.803       746        570,710        68.46      0.00
                             ---        -----------          ------          -----       ---        -------        -----    ------
TOTAL:                       629        329,512,121          100.00          6.714       736        523,867        71.96     63.21
                             ===        ===========          ======          =====       ===        =======        =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.